EXHIBIT 99.2

Investor Fact Sheet NYSE: NJR

NJR Contacts:

Dennis R. Puma, Director, Investor Relations	732-938-1229

Glenn C. Lockwood, Sr. Vice President & Chief Financial Officer	732-938-1491
March 30, 2010
UNDERSTANDING NEW JERSEY NATURAL GAS’ REGIONAL
GREENHOUSE GAS INITIATIVE FILING
Background
New Jersey Natural Gas Company (NJNG), the principal subsidiary of New Jersey Resources Corporation, recently submitted a filing to the New Jersey Board of Public Utilities (NJBPU) for approval to implement a series of energy-efficiency and renewable energy programs for residential and commercial customers designed to help customers save money and energy, reduce greenhouse gas emissions and stimulate market growth. These programs have been developed in line with the Regional Greenhouse Gas Initiative (RGGI) legislation signed into law on January 13, 2008, which encourages energy utilities in New Jersey to make investments in energy-efficiency and renewable energy projects on a regulated basis. Section 13 of the legislation established that electric or natural gas utilities can offer and invest in regulated energy-efficiency and conservation programs within their service territory as well as provide and invest in renewable energy programs. The new programs described below will augment and eventually replace NJNG’s Energy-Efficiency program currently in place through The SAVEGREENTM Project.
Program Descriptions
Residential Energy Efficiency Program
The Residential Energy-Efficiency Program (REEP) will provide enhanced rebates up to $2,000 to residential customers installing certain high-efficiency heating, cooling or water-heating equipment and applying for WARM or COOLAdvantage rebates through New Jersey’s Clean Energy Program (NJCEP). Customers will be required to take a Home Performance with Energy Star (HPES) Audit to be performed by NJNG at no cost to the homeowner. NJNG will also offer discounted financing for energy-efficiency upgrades installed as a result of the audit. Financing, up to $10,000 per home with a repayment term up to 10 years at either 2.99 percent or zero percent, based on income and credit approvals, will be offered through a third-party provider to qualified customers.
Access to Affordable Energy Pilot Program
The Access to Affordable Energy Pilot Program (Access) will offer residential electric heat customers, who currently receive at least $50 in electric benefits from the Universal Service Fund (USF), the opportunity to receive up to $7,000 to convert to high-efficiency natural gas equipment. The USF is a statewide program that offers income-eligible customers financial assistance toward paying electric and natural gas bills. The Access Program will provide the combined benefit of assisting eligible customers to save energy and money by converting to a high-efficiency natural gas heating system as well as helping to ease the statewide burden on USF assistance, which is funded by all customers.

Commercial Energy-Efficiency Program
The Commercial Energy-Efficiency Program (CEEP) will match current NJCEP rebates available through the SmartStart Building® program and seek to spur an increase in the number of commercial customers installing high-efficiency equipment. By effectively doubling the incentives available to commercial customers for the purchase and installation of high-efficiency natural gas heating, cooling and water heating equipment such as absorption chillers, engine-driven chillers, desiccant systems, water heaters, booster heaters, boilers and furnaces, NJNG is helping to make upgrading to energy-efficient equipment the easy choice for commercial customers.
To help further encourage the installation of Combined Heat and Power (CHP) projects, which draw heat and electricity from a single source such as natural gas, NJNG will also match current incentives available from NJCEP’s Pay for Performance Program. Commercial customers with a peak demand over 200 kilowatts (kW) in any one month over the previous 12 months will be eligible to participate. Currently, NJCEP is providing funding up to $1 million in support of CHP projects that identify energy-efficiency measures resulting in a reduction of energy consumption by 15 percent or more. Through CEEP, NJNG will also provide up to $100,000 for those commercial customers who may have previously implemented energy-efficiency upgrades to participate in an Energy Reduction Plan and assess additional opportunities to increase efficiency.
Solar Energy Program
NJNG will launch a new Solar Energy Program (SEP) similar to the program being offered by NJR’s unregulated subsidiary, NJR Home Services, however this program will be limited to homes within the utility’s service territory. This program will help customers reduce energy costs as well as support market growth, create jobs and reduce greenhouse gas emissions in the state. Customers in Monmouth, Ocean and Morris counties will have the opportunity to have their property evaluated to determine eligibility to participate in the program. Homes must have a south-facing roof that is clear of any obstructions and be no more than five years old. NJNG will lease photovoltaic equipment for approximately $49 a month for a six-kilowatt system over 15 years, effectively eliminating the upfront costs for customers. NJNG will install, own and operate the equipment which will generate electricity to offset a portion of the homeowner’s monthly electric bill. Federal investment tax credits and Solar Renewable Energy Certificates (SREC) will be used to offset the overall cost of the program. At the conclusion of the lease, customers will have the option to purchase the equipment at the fair market value or enter into another lease agreement.
Fostering Environmental and Economic Development
NJNG also plans to implement an additional program entitled Fostering Environmental and Economic Development (FEED). The FEED program is designed to provide financial assistance for energy-efficiency upgrades and economic development opportunities for commercial and industrial customers. FEED will provide access to investment capital, incentives and/or discounted rates to encourage the installation of energy-efficient equipment as well as business growth, expansion and retention in the state. Upfront funding will be provided by NJNG with the principal and interest repaid by the customer over an agreed upon period of time. This program provides no risk to customers and no associated costs will be recovered through NJNG’s rates.
Rate Impact
Assuming full participation, the anticipated impact for the typical residential heat customer using 1,000 therms annually will be approximately 0.6 percent, or an average of $8.14 a year, over a 15-year period. If the RGGI Programs are approved as filed, customers will see no change in their bill before October 2011. NJNG has requested approval of its filing from the NJBPU by October 1, 2010.

Program Costs and Recovery
NJNG has proposed that these programs run for three years from the date of NJBPU approval. If fully subscribed, the cost of the customer incentives will be $102 million to be recovered through NJNG’s current energy-efficiency rider. NJNG will recover the program costs at its weighted average cost of capital of 7.76 percent. A financial summary for the first three years of the program, assuming full participation and based on traditional ratemaking assumptions, is below.

	2011	2012	2013	Total
Pro-Forma Income Statement Summary ($000)
Operating Revenue
Revenue Requirement	$9,827	$13,316	$17,012	$40,155
SREC Revenue	1,921	3,404	5,144	10,469

Total Revenue	11,748	16,720	22,156	50,624

Operating Expenses	11,180	15,076	19,548	45,804

Net Income	$567	$1,643	$2,608	$4,818

Pro-Forma Net Income by Program
Residential	$225	$671	$1,083	$1,979
Commercial	16	59	140	215
Access	7	20	32	59
Solar	319	893	1,353	2,565

Total	$567	$1,643	$2,308	$4,818

Property Additions by Program
Residential	$16,097	$17,507	$17,507	$51,111
Commercial	1,125	2,125	4,125	7,375
Access	500	500	500	1,500
Solar	13,995	13,995	14,010	42,000

Total	$31,717	$34,127	$36,142	$101,986

Forward-Looking Statements:
This Investor Fact Sheet contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as the impact of state and federal regulation (including the regulation of rates), estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from the company’s expectations are set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission, including its most recent Form 10-k dated November 30, 2009. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.
For Further Information Contact:
Dennis R. Puma, Director, Investor Relations, 732-938-1229
dpuma@njresources.com
Glenn C. Lockwood, Senior Vice President and Chief Financial Officer, 732-938-1491
gclockwood@njresources.com

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